UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 14, 2008
(Date of earliest event reported): April 9, 2008
DUKE ENERGY CAROLINAS, LLC
(Exact Name of Registrant as Specified in its Charter)

North Carolina	1-4928	56-0205520
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
526 South Church Street, Charlotte, North Carolina 28202-1803
(Address of Principal Executive Offices, including Zip code)
(704) 594-6200
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 8.01. Other Events.
     On April 9, 2008, Duke Energy Carolinas, LLC (the “Company”) entered into an underwriting agreement, dated as of April 9, 2008, with Barclays Capital Inc., Banc of America Securities LLC and Greenwich Capital Markets, Inc., as representatives of the several underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters $300,000,000 aggregate principal amount of the Company’s First and Refunding Mortgage Bonds, 5.10% Series B due 2018 (the “2018 Mortgage Bonds”) and $600,000,000 aggregate principal amount of the Company’s First and Refunding Mortgage Bonds, 6.05% Series B due 2038 (the “2038 Mortgage Bonds,” and together with the 2018 Mortgage Bonds, the “Mortgage Bonds”). The Mortgage Bonds will be issued under the First and Refunding Mortgage, dated as of December 1, 1927, as amended from time to time, including by the Eighty-Seventh Supplemental Indenture, dated as of April 14, 2008, between the Company and The Bank of New York Trust Company, N.A., as Trustee (the “Trustee”). In connection with the issuance and sale of the Mortgage Bonds, the Company is filing a legal opinion regarding the validity of the Mortgage Bonds as Exhibit 5.1 to this Form 8-K for the purpose of incorporating the opinion into the Company’s Registration Statement No. 333-146483-03.
Item 9.01. Financial Statements and Exhibits.

Exhibit 5.1	Opinion regarding validity of the Mortgage Bonds.

Exhibit 23.1	Consent (included as part of Exhibit 5.1).

SIGNATURE
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CAROLINAS, LLC
Date: April 14, 2008	By:	/s/ Robert T. Lucas III, Esq.
		Name:	Robert T. Lucas III, Esq.
		Title:	Associate General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit	Description

Exhibit 5.1	Opinion regarding validity of the Mortgage Bonds.

Exhibit 23.1	Consent (included as part of Exhibit 5.1).